UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

Acurx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40536	82-3733567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Liberty Avenue, Staten Island, NY 10305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 533-1469

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2025, Acurx Pharmaceuticals, Inc. (the “Company”, “we”, “us” and “our”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park committed to purchase up to $12.0 million in shares of our common stock, $0.001 par value per share.

Concurrently with the execution of the Purchase Agreement on May 8, 2025, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of the securities that have been and may be issued and sold by us to Lincoln Park, from time to time in our sole discretion, from and after the date of this report, under the Purchase Agreement and to take such other specified actions to maintain such registration under the Securities Act.

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $12.0 million in shares of our common stock. Such sales of our common stock, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 24-month period commencing on the date that a registration statement covering the resale by Lincoln Park of shares that have been and may be issued under the Purchase Agreement is declared effective by the Securities and Exchange Commission (the “SEC”) and a final prospectus, if necessary, in connection therewith is filed and the other conditions in the Purchase Agreement are satisfied (the date on which all such conditions are satisfied, the “Commencement Date”).

After the Commencement Date, on any business day, we may direct Lincoln Park to purchase up to 60,000 shares of our common stock (each, a “Regular Purchase”); provided that the share amount under a Regular Purchase may be increased to up to 90,000 shares or up to 120,000 shares if the closing sale price of our common stock is not below $2.00 or $3.00, respectively, on the business day on which we initiate the Regular Purchase. However, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $500,000. Each Regular Purchase is subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement. The purchase price per share for each Regular Purchase will be 97% of the lower of (i) the lowest sale price of our common stock on the business day on which we initiate the Regular Purchase and (ii) the average of the three lowest closing sale prices of our common stock during the 10-business day period immediately preceding the business day on which we initiate the Regular Purchase. In addition to Regular Purchases, we may also direct Lincoln Park to purchase other amounts of common stock as accelerated purchases and as additional accelerated purchases, subject to limits specified in the Purchase Agreement, at a purchase price per share calculated as specified in the Purchase Agreement.

Sales of shares of our common stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our common stock and our determination as to the appropriate sources of funding for our operations. We expect that any proceeds we receive from such sales will be used for working capital and general corporate purposes.

In addition, under applicable Nasdaq rules, we may not issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.3545 per share (which represents the lower of (A) the official closing price of our common stock on Nasdaq immediately preceding the signing of the Purchase Agreement and (B) the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement). In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

Lincoln Park has no right to require us to sell any shares of our common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as we direct, subject to the conditions and limitations in the Purchase Agreement including beneficial ownership limitations.

In connection with entering into the Purchase Agreement, on May 8, 2025, we issued 899,258 shares of our common stock to Lincoln Park in consideration for its commitment to purchase shares under the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, covenants, Suspension Events (as defined in the Purchase Agreement) and indemnification obligations of the parties. We agreed not to effect any issuance of, or enter into any agreement to effect any issuance of, shares of common stock or common stock equivalents involving a “variable rate transaction,” as such term is defined the Purchase Agreement, subject to limited exceptions, including our ability to issue and sell our common stock pursuant to our previously announced “at-the-market offering,” through the 24-month anniversary of the Purchase Agreement. Lincoln Park agreed not to cause or engage in any manner whatsoever, any direct or indirect, short selling of or hedging with respect to our common stock during the term of the Purchase Agreement. We may terminate the Purchase Agreement at any time after the Commencement Date, at no cost or penalty.

This report shall not constitute an offer to sell or a solicitation of an offer to buy any shares of our common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing summary of the material terms of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this report, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is incorporated by reference into this Item 3.02.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock that were issued and may be issued to Lincoln Park under the Purchase Agreement were not and will not be registered under the Securities Act or qualified under any state securities laws. Such shares were issued and will be issued in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K other than statements of historical facts, including statements relating to the potential purchases of shares of common stock by Lincoln Park under the Purchase Agreement, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that a counterparty may appeal a jury verdict, which could cause a lengthy delay in the Company’s ability to collect the damage award or overturn the verdict or reduce the damages award; potential delays in expected litigation and other milestones, risks related to the Company’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by the Company, or by others against the Company, as well as the costs and unpredictability of any such litigation; risks associated with the Company’s product sales, including the market and demand for products sold by the Company and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of the Company’s industry; and general economic, political and market conditions, and additional risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025, and other reports the Company has filed with the SEC. In light of these risks, uncertainties, and assumptions, the Company cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The Company is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated as of May 8, 2025, between Acurx Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC.
10.2	Registration Rights Agreement, dated as of May 8, 2025, between Acurx Pharmaceuticals, Inc. and Lincoln Park Capital Fund, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acurx Pharmaceuticals, Inc.

Date: May 8, 2025	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer